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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the inclusion in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 8, 1996, except as to Note 3, which is as of February 29, 1996, and Note 2, which is as of April 12, 1996, appearing on page F-2 of the Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the year ended December 31, 1995 appearing on page 45 of Chyron Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, which is incorporated by reference in the Prospectus constituting part of this Registration Statement on Form S-3 when such schedule is read in conjunction with the financial statements referred to in our aforementioned report. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus.

/S/ PRICE WATERHOUSE LLP

Price Waterhouse LLP

December 18, 1996